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                                                                    EXHIBIT 3(j)

                                  AMENDMENT TO

                             KEYSTONE PROPERTY TRUST

                                     BYLAWS

      WHEREAS, on April 30, 1999, the Board of Trustees (the "Board") of Keystone Property Trust (the "Company") adopted the Keystone Property Trust Bylaws (the "Bylaws"); and

      WHEREAS, on January 22, 2004, the Board adopted certain amendments to the Bylaws with respect to the officers of the Company, as set forth below.

      NOW, THEREFORE, the Company hereby amends the Bylaws as follows:

      1. Section 3.01 of the Bylaws is hereby amended to read in its entirety as follows:

                  "SECTION 3.01. ENUMERATION. The officers of the Trust shall be a President, a Secretary and a Treasurer. The Trustees may also designate a Chief Executive Officer, and may appoint one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices except President and Vice-President may be held by the same person. The Trustees may elect or appoint such other officers, agent and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Trustees."

      2. Section 3.02 of the Bylaws is hereby amended to read in its entirety as follows:

                  "SECTION 3.02. CHAIRMAN. The Chairman of the Trustees shall be a non-executive, non-officer position. The Chairman of the Trustees shall be a Trustee who shall perform such duties and have such powers as are from time to time assigned by the Trustees."

      3. Except as specifically amended hereby, the Bylaws shall remain in full force and effect in accordance with the terms and conditions thereof.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

                                          KEYSTONE PROPERTY TRUST



                                           By: /s/ Saul A. Behar
                                               ________________________________
                                               Saul A. Behar
                                               Senior Vice President and
                                               Secretary